Exhibit 3.4

DEAN HELLER                                                                                  FILED # C16976-98
Secretary of State                                                                              MAR 11 2004
204 North Carson Street, Suite 1                                                              IN THE OFFICE OF
Carson City, Nevada  88701-4299                                                          DEAN HELLER, SECRETARY OF
(775) 684 5706                                                                                     STATE
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of IncorporationFor
Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

GENERAL GOLD CORPORATION

2.     The articles have been amended as follows (provide article numbers, if available):

ARTICLE IV:

The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares of common stock with $0.001 par value each.

No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold or other consideration or as a share dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

3.     The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporate have voted in favour of the amendment is:

4.     Effective date of filing (optional): 3/10/04

5.     Officer Signature (required): /s/ William Whittle

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

        Nevada Secretary of State NRS 78.382 Amend 2000

Revised on : 11/03/03

In the office of
Dean Heller
Secretary of State

CERTIFICATE OF FORWARD STOCK SPLIT

FOR

GENERAL GOLD CORPORATION

The undersigned President and Director of GENERAL GOLD CORPORATION, a Nevada corporation (the “Corporation”), hereby certifies for the purposes of Nevada Revised Statute 78.209 as follows:

1.	The Board of Directors of the Corporation has unanimously approved, by written consent, dated March 8, 2004, five (5) for one (1) forward stock split (the “Forward Stock Split”) of the Corporation’s authorized, issued and outstanding common stock.

2.	The total authorized number of shares of the Corporation before the effective date of the Forward Stock Split was Ten Million (10,000,000) shares of common stock with a par value of $0.001.

3.	The total authorized number of shares after the effective date of the Forward Stock Split shall be Fifty Million (50,000,000) shares of common stock with a par value of $0.001.

4.	The Corporation shall issue five (5) shares of common stock in exchange for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the Forward Stock Split.

5.	The approval of the stockholders of the Corporation is not required to effect the Forward Stock Split.

6.	The Forward Stock Split shall be effective on the date that this Certificate is filed with the Nevada Secretary of State.

Dated this 10th day of March, 2004.

/s/ William Whittle
WILLIAM WHITTLE
PRESIDENT AND DIRECTOR

This instrument was acknowledged before me on March 10, 2004, by WILLIAM WHITTLE, known or proved to be the person executing the above instrument.

/s/ William L. Macdonald
WILLIAM L. MACDONALD

A Notary Public in and for the Province of British Columbia